Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 of Carrols Corporation of our report dated July 27, 2005 relating to the consolidated financial statements and financial statement schedule of Carrols Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Syracuse, New York

October 28, 2005